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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 13, 2015

NATIONSTAR MORTGAGE HOLDINGS INC. (Exact name of registrant as specified in its charter)
Delaware	001-35449	45-2156869
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
8950 Cypress Waters Boulevard
Coppell, Texas 75019
(Address of principal executive offices)

(469) 549-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
    240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2015, David Hisey informed Nationstar Mortgage Holdings Inc. (the “Company”) that he is leaving the Company and will resign as Executive Vice President, Chief Strategy and External Affairs Officer effective at the close of business on
June 19, 2015.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company's annual meeting of stockholders was held on May 14, 2015. Results with respect to proposals submitted at the meeting were as follows:

Proposal 1: Election of directors

Stockholders elected two directors to serve terms expiring at the Company’s annual meeting of stockholders to be held in 2018.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Wesley R. Edens	80,331,782	5,313,243	2,513,597
Jay Bray	82,763,046	2,881,979	2,513,597

Proposal 2: Ratification of appointment of independent registered public accounting firm

Stockholders ratified the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2015.

Votes For	Votes Against	Abstentions
88,016,400	21,577	120,645

Proposal 3: Approval of an award of Stock Appreciation Rights to the CEO of Solutionstar

Stockholders approved the award of Stock Appreciation Rights to the CEO of Solutionstar.

Votes For	Votes Against	Abstentions	Broker Non-Votes
85,286,094	240,569	118,362	2,513,597

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nationstar Mortgage Holdings Inc.

Date: May 19, 2015	By:	/s/ Robert D. Stiles
Robert D. Stiles Chief Financial Officer